Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 23, 2010, in Pre-Effective Amendment No. 4 to the Registration Statement (Form S-11 No. 333-165643) and related Prospectus of Carter Validus Mission Critical REIT, Inc. for the registration of 175,000,000 shares of its common stock.

/s/ Ernst & Young LLP

Atlanta, GA

November 29, 2010